Exhibit 99.1

For additional information contact:
Richard S. DeRose (703) 293-7901
For release: August 11, 2011 at 9:00 a.m.

Information Analysis Inc. Reports Second Quarter Results

FAIRFAX, VIRGINIA – Information Analysis Inc. (OTCBB: IAIC) reported results for the second quarter ended June 30, 2011.  Revenues were $1,620,000 compared to $1,688,000 reported in 2010’s second quarter.  The Company reported net income of $47,000, or $0.00 per share, compared to net income of $78,000, or $0.01 per share in 2010’s second quarter. IAI had revenue of $3,044,000, compared to $3,703,000 reported for six months ending June 30, 2010.  Net income for the first six months of fiscal 2011 was $38,000, or $0.00 per share, versus net income of $182,000, or $0.02 per share, in the comparable 2010 period.

“The Company’s profits showed improvement over last quarter’s results,” Sandor Rosenberg, Chairman and Chief Executive Officer of IAI said.  “There continues to be an increase in opportunities for the modernization business, and we have been aggressively pursuing these opportunities, which should improve revenue in the future.  We expect to remain profitable during the second half of the year.

“We continue to pursue merger and acquisitions opportunities.”

About Information Analysis Incorporated

Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company.  The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the Internet world.

Additional information for investors

This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results.  Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements.  These include the failure to obtain sufficient contracts, and to profitably complete those contracts.  Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2010 and in other filings with the Securities and Exchange Commission.

Information Analysis Reports Second Quarter Results
August 11, 2011

Information Analysis Incorporated
Condensed Income Statements

	Three months ended June 30,
(in thousands, except per share data; unaudited)	2011	2010
Sales:
Professional fees	$1,148	$1,115
Software sales	472	573
Total sales	1,620	1,688
Cost of goods sold and services provided:
Cost of professional fees	692	665
Cost of software sales	366	460
Total cost of sales	1,058	1,125
Gross margin	562	563
Operating expenses:
Selling, general and administrative	517	487
Operating income	45	76
Other income	2	2
Income before income taxes	47	78
Provision for income taxes	-	-
Net income	$47	$78
Comprehensive Income	$47	$78
Net income per share:
Basic and diluted	$0.00	$0.01
Shares used in calculating earnings per share:
Basic	11,196,760	11,196,760
Diluted	11,213,466	11,222,863

Information Analysis Reports Second Quarter Results
August 11, 2011

Information Analysis Incorporated
Condensed Income Statements

	Six months ended June 30,
(in thousands, except per share data; unaudited)	2011	2010
Sales:
Professional fees	$2,251	$2,628
Software sales	793	1,075
Total sales	3,044	3,703
Cost of goods sold and services provided:
Cost of professional fees	1,285	1,456
Cost of software sales	642	882
Total cost of sales	1,927	2,338
Gross margin	1,117	1,365
Operating expenses:
Selling, general and administrative	1,083	1,188
Operating income	34	177
Other income	4	5
Income before income taxes	38	182
Provision for income taxes	-	-
Net income	$38	$182
Comprehensive Income	$38	$182
Net income per share:
Basic and diluted	$0.00	$0.02

Shares used in calculating earnings per share:
Basic	11,196,760	11,196,760
Diluted	11,209,229	11,215,187

Information Analysis Reports Second Quarter Results
August 11, 2011

Information Analysis Incorporated Condensed Balance Sheets

	As of	As of
	June 30, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,970	$1,968
Accounts receivable, net	909	772
Prepaid expenses	300	571
Notes receivable (current portion)	7	6
Total current assets	3,186	3,317
Fixed assets, net	33	36
Notes receivable (long term portion)	7	11
Other assets	6	6
Total assets	$3,232	$3,370

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101	$76
Deferred revenues	376	653
Commissions payable	516	447
Accrued payroll and related liabilities	250	245
Other accrued liabilities	66	69
Total liabilities	1,309	1,490

Common stock, par value $0.01, 30,000,000 shares authorized;
12,839,376 shares issued, 11,196,760 outstanding at
June 30, 2011, and at December 31, 2010	128	128
Additional paid in capital	14,572	14,568
Accumulated deficit	(11,847)	(11,886)
Less treasury stock; 1,642,616 shares at cost	(930)	(930)
Total stockholders' equity	1,923	1,880
Total liabilities and stockholders' equity	$3,232	$3,370